UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 7, 2014

Date of Report (Date of earliest event reported)

MTR Gaming Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20508	84-1103135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

State Route 2 South, P.O. Box 356, Chester, West Virginia	26034
(Address of principal executive offices)	(Zip Code)

(304) 387-8000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 7, 2014, MTR Gaming Group, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 and Waiver (the “Amendment”) to the Credit Agreement, dated as of August 1, 2011, among the Company, the guarantors party thereto, the lenders, J.P. Morgan Securities, LLC, as sole lead arranger and bookrunner, and JPMorgan Chase Bank, N.A., as administrative agent.  The Amendment waived provisions in the Credit Agreement relating to (a) the “default” or “event of default” that would have been occurred upon consummation of the proposed mergers with Eldorado HoldCo LLC (“Eldorado”), and (b) any breach of the Credit Agreement that may result from the payment of up to $35.0 million to repurchase shares of the Company’s common stock in connection with the proposed mergers with Eldorado.  Pursuant to the Amendment, the proposed merger transaction would not constitute a change of control for any purpose under the Credit Agreement.  Additionally, the Amendment amended the Credit Agreement to: (i) change the maximum leverage ratio to 6.75:1.00 for the fiscal quarters ending September 30, 2014 through March 31, 2015 and 7.00:1.00 for fiscal quarters ending June 30, 2015 through December 31, 2015 and thereafter and (ii) change the interest coverage ratio to 1.25:1.00 for the fiscal quarters ending September 30, 2014 and thereafter.

Other than as expressly modified pursuant to the Amendment, the Credit Agreement, as amended, which was filed as Exhibits 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on August 3, 2011, remains in full force and effect as originally executed on August 1, 2011.  The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Credit Agreement dated as of August 1, 2011, by and among MTR Gaming Group, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Mountaineer Park, Inc., Presque Isle Downs, Inc., and Scioto Downs, Inc. and the lenders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-20508) filed on August 3, 2011).

10.2                        Amendment No. 1 and Waiver, dated as of March 7, 2014, by and among MTR Gaming Group, Inc., JPMorgan Chase Bank, N.A., as administrative agent and as lender, and Mountaineer Park, Inc., Presque Isle Downs, Inc., and Scioto Downs, Inc., each as guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTR GAMING GROUP, INC.

Dated: March 13, 2014

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement dated as of August 1, 2011, by and among MTR Gaming Group, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Mountaineer Park, Inc., Presque Isle Downs, Inc., and Scioto Downs, Inc. and the lenders party thereto (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-20508) filed on August 3, 2011)

10.2

Amendment No. 1 and Waiver, dated as of March 7, 2014, by and among MTR Gaming Group, Inc., JPMorgan Chase Bank, N.A., as administrative agent and as lender, and Mountaineer Park, Inc., Presque Isle Downs, Inc., and Scioto Downs, Inc., each as guarantors